                           [SALEM COMMUNICATIONS LOGO]

            SALEM COMMUNICATIONS ANNOUNCES FIRST QUARTER 2003 RESULTS

      First Quarter Same Station Revenue and Same Station Operating Income
                      Increase 7.8% and 11.8%, Respectively

CAMARILLO, CA May 5, 2003 - Salem Communications Corporation (Nasdaq: SALM), the leading radio broadcaster focused on religious and family themes programming, announced today results for the first quarter ended March 31, 2003.

Commenting on these results, Edward G. Atsinger III, President and CEO said, "In what was a challenging quarter for the radio industry, we have once again reported strong growth in both revenue and station operating income. We delivered industry leading revenue growth on the strength of our reliable block programming revenues and continued improvements in our start-up and developing properties. We are especially pleased with the progress of our music stations, which are converting solid ratings into strong income growth. In total, we are pleased to start 2003 with a quarter that emphasizes both the upside potential of our developing portfolio, as well as the downside protection our block programming revenues provide."

FIRST QUARTER 2003 RESULTS

For the quarter ended March 31, 2003, net broadcasting revenue increased 8.4% to $38.7 million from $35.7 million in the same period a year ago. The company reported operating income of $3.2 million for the quarter, compared with operating income of $4.2 million for the same period last year. The company reported a net loss of $6.1 million for the quarter, or $0.26 loss per share, compared with a net loss of $1.8 million, or $0.08 loss per share, for the same period last year. The net loss for the quarter ended March 31, 2003 included a one-time loss (net of an income tax benefit) of $4.0 million, or $0.17 loss per share, as a result of the early retirement of $100 million of the company's 9.5% senior subordinated notes.

Station operating income (previously called broadcast cash flow) increased 12.7% to $12.4 million from $11.0 million in the corresponding 2002 period. Station operating margin (defined as station operating income as a percentage of net broadcasting revenue) increased to 31.9% in the first quarter of 2003 from 30.9% in the first quarter of 2002. The company expects this percentage to continue to improve as its developing radio stations continue to mature.

On a same station basis, net broadcasting revenue and station operating income increased 7.8% to $38.5 million and 11.8% to $12.3 million, respectively, for the first quarter of 2003 as compared to the first quarter of 2002. Same station results have been favorably impacted by revenue and station operating income growth from our contemporary Christian music radio stations.

EBITDA decreased 11.4% to $6.2 million in the first quarter of 2003 compared to $7.0 million in first quarter of 2002. First quarter 2003 EBITDA included a write-off of $1.3 million, resulting from the denial of the company's request to relocate one of its San Diego, California market radio towers and a write-off of $0.9 million, resulting from the FCC denial of a motion to upgrade night-time coverage of WGKA-AM in Atlanta, Georgia. Excluding these write-offs, EBITDA increased 20.0% to $8.4 million.

Per share numbers were calculated based on 23,484,113 weighted average diluted shares for the quarter ended March 31, 2003, and 23,458,164 weighted average diluted shares for the comparable 2002 period.


                                 Continued . . .
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                                                                          Page 2

STATION OPERATING INCOME ("SOI") MARGIN COMPOSITION ANALYSIS

The following analysis of the company's radio station portfolio separates each station into one of four categories based upon first quarter 2003 performance, for analytical purposes only. The company believes this analysis is helpful in assessing the portfolio's financial and operational development.

                          Three Months ended March 31,
                          ----------------------------
                          (Revenue and SOI in millions)

                                          2002                                                  2003
                     ----------------------------------------------        -----------------------------------------------
                                                             Average                                                Average
SOI Margin %         Stations     Revenue        SOI          SOI %        Stations      Revenue        SOI          SOI %
------------         --------     -------        ---          -----        --------      -------        ---          -----
50% or greater           13        $ 9.4        $ 5.7          60.6%            14        $10.8        $ 6.5          60.2%
30 to 49%                23         12.9          5.4          41.9%            25         14.0          5.7          40.7%
0 to 29%                 29          8.0          1.4          17.5%            34          8.6          1.4          16.3%
Less than 0%             20          2.4         (2.0)        (83.3%)           12          2.4         (0.6)        (25.0%)
                      -----        -----        -----         -----          -----        -----        -----         -----
Subtotal                 85         32.7         10.5          32.1%            85         35.8         13.0          36.3%
Other                     0          3.0          0.5          16.7%             0          2.9         (0.7)        (24.1%)
                      -----        -----        -----         -----          -----        -----        -----         -----
Total                    85        $35.7        $11.0          30.9%            85        $38.7        $12.3          31.9%
                      =====        =====        =====         =====          =====        =====        =====         =====

STATION ACQUISITIONS AND SALES

Additionally, since December 31, 2002, Salem has announced several radio stations acquisitions including:

      - The pending acquisition of WJGR-AM, WZNZ-AM, WZAZ-AM and WBGB-FM, in Jacksonville, Florida, from Concord Media Group Inc. for approximately $9.3 million.

      - The pending acquisition of WAMG-AM in Boston, Massachusetts, from Mega Communications for approximately $8.6 million.

      - The pending acquisition of KKCS-AM in Colorado Springs, Colorado, from Walton Stations - Colorado, Inc. for approximately $1.5 million.

SECOND QUARTER OUTLOOK

Salem achieved same station revenue growth of 9% for April 2003 and expects to achieve high single digit revenue growth for May 2003. Based on its most recent pacings, Salem expects second quarter same station revenue growth percentage in the high single digits.

For the second quarter of 2003, Salem is projecting net broadcasting revenue of between $43.2 and $43.7 million. Net income for the second quarter of 2003 is projected to be between $1.0 and $1.4 million. Salem is expecting station operating income of between $14.9 and $15.4 million and EBITDA of between $10.7 and $11.2 million for the second quarter of 2003.

Second quarter 2003 guidance reflects the following:

-     The successful renewal of Salem's national block programming contracts.

-     Continued growth from Salem's contemporary Christian music radio stations.

-     Increased competition faced by Salem Radio Network business.

- The impact of refinancing $100 million of senior subordinated notes from a 9.5% interest rate to 7.75%.

Additionally, for 2003 as a whole, the company expects corporate expenses of approximately $16.0 million. Salem also expects acquisition and improvement related capital expenditures of approximately $7.0 million, and maintenance capital expenditures of approximately $3.0 million.
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                                                                          Page 3

Mr. Atsinger continued, "Our guidance for the second quarter reflects the high growth nature of our portfolio and the strength of our business model. We are successfully balancing cost containment while continuing the investment spending necessary to fuel growth. As the economy improves and our developing stations move to maturity, Salem is in an ideal position to capitalize."

BALANCE SHEET

During the first quarter of 2003, Salem Communications amended its credit facility to redefine various debt covenants and the financial ratio tests to provide the company additional borrowing flexibility. As of March 31, 2003, the company had total debt of $316.1 million and was in compliance with all of its covenants under the credit facility and bond indentures. Salem's bank leverage ratio was 6.7 as of March 31, 2003 versus a compliance covenant of 7.0. Salem's bond leverage ratio was 6.4 as of March 31, 2003 versus an incurrence covenant of 7.0.

Salem will host a teleconference to discuss its results today at 5:00 PM Eastern Time. To access the teleconference, please dial 973-582-2741 ten minutes prior to the start time. The teleconference will also be available via live webcast on the investor relations portion of the company's website, located at www.salem.cc. If you are unable to listen to the live teleconference at its scheduled time, there will be a replay available through May 15, 2003, and can be accessed by dialing 973-341-3080, passcode 3889914. The webcast will also be archived on the company's website.

Salem Communications Corporation, headquartered in Camarillo, California, is the leading U.S. radio broadcaster focused on religious and family themes programming. Upon the close of all announced transactions, the company will own and operate 91 radio stations, including 58 stations in the top 25 markets. In addition to its radio properties, Salem owns Salem Radio Network, which syndicates talk, news and music programming to over 1,500 affiliated radio stations; Salem Radio Representatives, a national sales force; Salem Web Network, the leading Internet provider of Christian content and online streaming; and Salem Publishing, a leading publisher of contemporary Christian music trade and consumer magazines.

Analyst, Investor and Media Contacts:
Amanda Strong-Larson
Manger of Investor Relations
Salem Communications
(805) 987-0400 ext. 1081
amandas@salem.cc

FORWARD LOOKING STATEMENTS

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of recently launched music formats, competition in the radio broadcast, Internet and publishing industries and from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

REGULATION G

Station operating income is defined as net broadcasting revenues minus broadcasting operating expenses. EBITDA is defined as operating income before depreciation and amortization. In addition, Salem has provided supplemental information as an attachment to this press release reconciliing these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles ("GAAP"). The
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                                                                          Page 4

company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company's operating performance.

Station operating income and EBITDA are generally recognized by the broadcasting industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcasting groups. Station operating income and EBITDA are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company's results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem's definition of station operating income and EBITDA is not necessarily comparable to similarly titled measures reported by other companies.
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SALEM COMMUNICATIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE, PER SHARE AND MARGIN DATA)

                                                                                    THREE MONTHS ENDED
                                                                                          MARCH
                                                                            ----------------------------------
                                                                                2002                  2003
                                                                            ------------          ------------
Gross broadcasting revenue                                                  $     38,970          $     42,056
Less agency commissions                                                            3,250                 3,350
                                                                            ------------          ------------
Net broadcasting revenue                                                          35,720                38,706
Other media revenue                                                                1,695                 1,921
                                                                            ------------          ------------
Total revenue                                                                     37,415                40,627
Operating expenses:
  Broadcasting operating expenses                                                 24,685                26,338
  Cost of denied tower site and license upgrade                                       --                 2,202
  Other media operating expenses                                                   2,033                 1,860
  Corporate expenses                                                               3,687                 4,044
  Depreciation and amortization                                                    2,852                 3,025
                                                                            ------------          ------------
Total operating expenses                                                          33,257                37,469
                                                                            ------------          ------------
Operating income                                                                   4,158                 3,158
Other income (expense):
  Interest income                                                                     40                   154
  Loss on disposal of assets                                                        (226)                   --
  Interest expense                                                                (6,706)               (6,636)
  Loss on early redemption of long-term debt                                          --                (6,440)
  Other expense, net                                                                (164)                  (69)
                                                                            ------------          ------------
Loss before income taxes                                                          (2,898)               (9,833)
Benefit for income taxes                                                          (1,117)               (3,745)
                                                                            ------------          ------------
Loss before discontinued operations                                               (1,781)               (6,088)
Discontinued operations, net of tax                                                  (18)                   --
                                                                            ------------          ------------
Net loss                                                                    $     (1,799)         $     (6,088)
                                                                            ============          ============
Basic and diluted loss per share before discontinued operations             $      (0.08)         $      (0.26)
Discontinued operations                                                               --                    --
Basic and diluted loss per share after discontinued operations                     (0.08)                (0.26)
Basic and diluted weighted average shares outstanding                         23,458,164            23,484,113
                                                                            ============          ============
OTHER DATA (IN THOUSANDS, EXCEPT MARGIN DATA):
Station operating income                                                    $     11,035          $     12,368
Station operating margin                                                            30.9%                 32.0%
EBITDA                                                                      $      7,010          $      6,183
EBITDA  - Adjusted for cost of denied tower site and license upgrade               7,010                 8,385

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SALEM COMMUNICATIONS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

                                                  DECEMBER 31,      MARCH 31,
                                                     2002             2003
                                                    --------        --------
ASSETS
Cash                                                $ 26,325        $  1,448
Restricted cash                                      107,661              --
Deferred income taxes                                  2,281           4,068
Other current assets                                  34,556          31,684
Property, plant and equipment, net                    99,194          97,408
Intangible assets, net                               380,508         380,152
Bond issue costs                                       7,854           6,043
Fair value of interest rate swap                       7,790           7,181
Other assets                                           6,040           5,293
                                                    --------        --------
TOTAL ASSETS                                        $672,209        $533,277
                                                    ========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                 $121,378        $ 17,266
Fair value of interest rate swap                       7,790           7,181
Long-term debt and capital lease obligations         343,118         316,065
Deferred income taxes                                 26,447          24,079
Other liabilities                                      1,548           2,846
Stockholders' equity                                 171,928         165,840
                                                    --------        --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $672,209        $533,277
                                                    ========        ========

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SALEM COMMUNICATIONS CORPORATION
SUPPLEMENTAL INFORMATION

                                                                                                      PROJECTED
                                                                         THREE MONTHS ENDED       THREE MONTHS ENDING
                                                                                MARCH                   JUNE 2003
                                                                       ----------------------     -------------------
                                                                         2002          2003         LOW        HIGH
                                                                       --------      --------      -----      -----
                                                                            (in thousands)           (in millions)
CAPITAL EXPENDITURES
Acquisition related / income producing                                 $  3,408      $    679
Maintenance                                                               1,305         1,046
                                                                          -----         -----
TOTAL CAPITAL EXPENDITURES                                             $  4,713      $  1,725
                                                                          =====         =====
TAX INFORMATION
Cash tax expense                                                       $      8      $    793
Deferred tax expense                                                     (1,125)       (4,538)
                                                                          -----         -----
PROVISION (BENEFIT) FOR INCOME TAXES                                   $ (1,117)     $ (3,745)
                                                                          =====         =====
Tax benefit of non-book amortization                                   $  2,744      $  2,762
                                                                          =====         =====
RECONCILIATION OF STATION OPERATING INCOME TO OPERATING INCOME
Station Operating Income                                               $ 11,035      $ 12,368      $14.9      $15.4
Plus:
  Other media revenue                                                     1,695         1,921        2.0        2.0
Less:
  Cost of denied tower site and license upgrade                              --        (2,202)        --         --
  Other media operating expenses                                         (2,033)       (1,860)      (2.2)      (2.2)
  Corporate expenses                                                     (3,687)       (4,044)      (4.0)      (4.0)
  Depreciation and amortization                                          (2,852)       (3,025)      (3.1)      (3.0)
                                                                       --------      --------      -----      -----
OPERATING INCOME                                                       $  4,158      $  3,158      $ 7.6      $ 8.2
                                                                       ========      ========      =====      =====
RECONCILIATION OF EBITDA TO NET INCOME
EBITDA                                                                 $  7,010      $  6,183      $10.7      $11.2
Plus:
  Interest income                                                            40           154         --         --
Less:
  Depreciation and amortization                                          (2,852)       (3,025)      (3.1)      (3.0)
  Gain (loss) on disposal of assets                                        (226)           --         --         --
  Interest expense                                                       (6,706)       (6,636)      (5.8)      (5.7)
  Loss on early redemption of long-term debt                                 --        (6,440)        --         --
  Other expense, net                                                       (164)          (69)      (0.1)      (0.1)
  (Provision) benefit for income taxes                                    1,117         3,745       (0.7)      (1.0)
  Discontinued operations, net of tax                                       (18)           --         --         --
                                                                       --------      --------      -----      -----
NET INCOME                                                             $ (1,799)     $ (6,088)     $ 1.0      $ 1.4
                                                                       ========      ========      =====      =====
RECONCILIATION OF EBITDA TO EBITDA ADJUSTED FOR COST OF DENIED
  TOWER SITE AND LICENSE UPGRADE
EBITDA                                                                 $  7,010      $  6,183
Plus:
  Cost of denied tower site and license upgrade                              --         2,202
                                                                          -----         -----
EBITDA ADJUSTED FOR COST OF DENIED TOWER SITE AND LICENSE UPGRADE      $  7,010      $  8,385
                                                                          =====         =====